GOLDMAN SACHS VARIABLE INSURANCE TRUST

                          AMENDMENT NO. 5 TO AGREEMENT
                            AND DECLARATION OF TRUST


         The undersigned Secretary/Assistant Secretary of Goldman Sachs Variable Insurance Trust hereby certifies that the following resolutions were duly adopted by the Board of Trustees of said Trust on August 1, 2000:


      RESOLVED, that the termination of the Goldman Sachs Variable Insurance Trust's Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Conservative Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs
      Growth and Income Strategy Portfolio, Goldman Sachs CORE International Equity Fund and Goldman Sachs Short Duration Government Fund, be, and hereby is, ratified, confirmed and approved.




As of August 1, 2000                    /s/ Howard B. Surloff
                                        --------------------------------
                                            Howard B. Surloff
                           Title: Assistant Secretary